Exhibit 2.1

Amendment No. 3 to BUSINESS COMBINATION AGREEMENT

This Amendment No. 3 to Business Combination Agreement (this “Amendment”) is entered into as of May 1, 2023 (the “Amendment Effective Date”), by and among Minority Equality Opportunities Acquisition Inc., a Delaware corporation (“MEOA”), MEOA Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of MEOA (“Merger Sub”), and Digerati Technologies, Inc., a Nevada corporation (the “Company”).

Recitals

Whereas, MEOA, Merger Sub and the Company are parties to that certain Business Combination Agreement, dated as of August 30, 2022 (as the same may be amended, restated, supplemented or modified from time to time in accordance with its terms, the “Business Combination Agreement”); and

WHEREAS, pursuant to Section 8.3 of the Business Combination Agreement, the Business Combination Agreement may be amended by a written agreement signed by each of the Parties thereto; and

WHEREAS, MEOA, Merger Sub and the Company desire to enter into this Amendment in order to amend the Business Combination Agreement in the manner set forth herein.

Now, Therefore, in consideration of the representations, warranties, covenants and agreements herein made and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Agreement

1.                   Amendment to Business Combination Agreement. Section 7.1(d) of the Business Combination Agreement is hereby amended by elimination of the date of “April 28, 2023” as the Termination Date and replacement thereof with “May 30, 2023” as the Termination Date.

2. Effect on the Business Combination Agreement. Except as specifically amended by this Amendment, the Business Combination Agreement shall remain in full force and effect, and the Business Combination Agreement, as amended by this Amendment, is hereby ratified and confirmed in all respects. From and after the Amendment Effective Date, each reference in the Business Combination Agreement to “this Agreement,” “herein,” “hereof,” “hereunder” or words of similar import, or to any provision of the Business Combination Agreement, as the case may be, shall be deemed to refer to the Business Combination Agreement or such provision as amended by this Amendment, unless the context otherwise requires.

3. Miscellaneous. The provisions of Sections 8.2 (Entire Agreement; Assignment), 8.3 (Amendment), 8.4 (Notices), 8.5 (Governing Law), 8.7 (Construction), 8.10 (Severability), 8.11 (Counterparts; Electronic Signatures), 8.15 (WAIVER OF JURY TRIAL), 8.16 (Submission to Jurisdiction), and 8.17 (Remedies) of the Business Combination Agreement are incorporated by reference into this Amendment mutatis mutandis.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

In witness whereof, the undersigned have executed this Amendment No. 3 to Business Combination Agreement as of the date first set forth above.

MEOA:

MINORITY EQUALITY OPPORTUNITIES ACQUISITION INC.

By:	/s/ Shawn D. Rochester
	Name:	Shawn D. Rochester
	Title:	President & CEO

MERGER SUB:

MEOA MERGER Sub, Inc.

By:	/s/ Shawn D. Rochester
	Name:	Shawn D. Rochester
	Title:	President

COMPANY:

DIGERATI TECHNOLOGIES, Inc.

By:	/s/ Arthur L. Smith
	Name:	Arthur L. Smith
	Title:	President & CEO

[Signature Page to Amendment No. 3 to Business Combination Agreement]